Exhibit 99.1

Dominion Energy, Inc.
120 Tredegar Street, Richmond, VA 23219
DominionEnergy.com

July 9, 2021

Berkshire Hathaway Energy Company
825 NE Multnomah Street, Suite 2000
Portland, OR 97232
Attn: General Counsel

Re:    Purchase and Sale Agreement, dated as of October 5, 2020, by and among Dominion Energy Questar Corporation, a Utah corporation (“Seller”), Berkshire Hathaway Energy Company, an Iowa corporation (“Buyer”) and, solely with respect to Section 2.1(b), Section 5.6, Section 5.13, Section 9.2 and Article XI, Dominion Energy, Inc., a Virginia corporation (“DEI” or “Guarantor”) (the “Agreement”)

Dear Ms. Hocken:

Reference is hereby made to the above-described Agreement. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Agreement.

In accordance with Section 9.1(a) of the Agreement, Buyer and Seller have mutually elected to terminate the Agreement and the Contemplated Transactions, such termination to be effective at 6:30 P.M. eastern standard time on July 9, 2021 if the HSR Approval has not been obtained on or before such time.

In accordance with Section 2.1(b)(ii) of the Agreement and that certain Acknowledgment and Agreement dated June 29, 2021 executed by Seller and Buyer, following such termination, Seller shall pay, or cause to be paid, to Buyer an amount equal to the Purchase Price Repayment Amount by wire transfer of immediately available funds to one or more accounts to be designated by Buyer. The Purchase Price Repayment Amount is $1,265,000,000 if paid on or prior to July 14, 2021.

Very truly yours,

DOMINION ENERGY, INC.

By:	/s/ Donald R. Raikes
Name:	Donald R. Raikes
Title:	President- Gas Distribution

DOMINION ENERGY QUESTAR CORPORATION

By:	/s/ Donald R. Raikes
Name:	Donald R. Raikes
Title:	President

CONFIRMED AND AGREED:

BERKSHIRE HATHAWAY ENERGY COMPANY

By:	/s/ Natalie L. Hocken
Name:	Natalie L. Hocken
Title:	SVP, General Counsel